Exhibit 99.1

PRESS RELEASE
GMH Communities Trust
10 Campus Boulevard
Newtown Square, PA 19073

FOR IMMEDIATE RELEASE

GMH Communities Trust
Announces Sale of the Company

NEWTOWN SQUARE, PA — February 12, 2008—GMH Communities Trust (NYSE: GCT), one of the leading providers of housing, lifestyle and community solutions for college students and members of the U.S. military and their families, today announced that it has entered into two definitive agreements in connection with the sale of the military and student housing divisions of GMH Communities Trust (“GMH Communities” or the “Company”).  The first agreement is a securities purchase agreement with a U.S. subsidiary of Balfour Beatty plc (“Balfour Beatty”) pursuant to which Balfour Beatty will purchase the Company’s military housing division (the “Military Housing Transaction”).  The second agreement is a merger agreement with American Campus Communities, Inc. (NYSE: ACC) (“ACC”), pursuant to which, following the closing of the Military Housing Transaction, the Company will be acquired by a subsidiary of ACC (the “Merger”).  The aggregate per share value of both the Military Housing Transaction and the Merger is expected to be approximately $9.61 per share/unit, based on the closing price of ACC’s shares of common stock on February 11, 2008.  The per share/unit value represents a premium of 72% to the closing price of the Company’s common shares on February 11, 2008.

As described in more detail below, the announcement of an approximate per share/unit amount in connection with the sale of the Company is the result of a potential adjustment to the purchase price from the sale of the Company’s military housing division.  Pending the closing of the Merger, the Company will pay its regular quarterly dividend but only for the quarter ending March 31, 2008.  Pursuant to the merger agreement, the Company will not be permitted to make any further distributions other than the distributions described below.

Military Housing Transaction

Under the terms of the securities purchase agreement, Balfour Beatty will purchase all of the issued and outstanding capital stock and limited liability company interests of the subsidiaries representing the Company’s military housing division for $350 million in cash, subject to adjustment pursuant to the terms of the securities purchase agreement.  The Military Housing Transaction is anticipated to result in net distributions to the Company’s common shareholders and to the unitholders of GMH Communities, LP (the “Company Operating Partnership”) of approximately $4.08 per share/unit.  The announcement of the approximate per share/unit amount is because the aggregate purchase price will be increased or decreased to the extent the estimated working capital of the military housing division as of the closing exceeds or is below $14.5 million.

The $4.08 per share/unit distribution (the “Military Housing Distribution”) is expected to be paid in two separate distributions.  One will take place upon the closing of the Military Housing

Transaction and the second will take place immediately prior to the Merger.  The net distribution to shareholders and unitholders from the Military Housing Transaction is expected to be made in two separate distributions because the Company is expected to pay off, and terminate, its line of credit with the proceeds from the sale of the military housing division and will retain a portion of the net proceeds as working capital pending the closing of the Merger.

Ian Tyler, CEO for Balfour Beatty, stated “the acquisition of GMH’s military accommodation business is central to implementing our US strategy of building a high-quality, domestic US business similar to our very successful UK model.  It adds a major, high-quality US PPP business to our US group in one of our key target market sectors.  Through Balfour Beatty Construction LLC, we have a strong long-term relationship with GMH Military Housing and its senior management team, who share our philosophy of long-term partnership with the customer.  We attach great importance to the skills and experience of GMH Military Housing’s management team, who will play a key role in the further development of the business.”

Gary M. Holloway Sr., Company Chairman, CEO and President commented, “The combination of GMH Military Housing with Balfour Beatty is a transforming event for the industry leader in the military housing business.  We fully expect Balfour Beatty to build on GMH’s experience and tradition of delivering excellence to our country’s service personnel and their families.”

In addition, Bruce Robinson, President of GMH Military Housing, stated “We are extremely pleased to become a part of the Balfour Beatty family of companies. This transaction allows our entire organization to remain intact, while also providing us with the access to capital that is needed to continue to grow our current business line, as well as pursue other privatization opportunities.”

Completion of the Military Housing Transaction, which is not subject to shareholder approval, has been unanimously approved by the Company’s Board of Trustees.  The Military Housing Transaction is currently expected to close during the second quarter of 2008, subject to the satisfaction of certain closing conditions that are customary in connection with the sale of a business such as the military housing division.  Balfour Beatty’s obligation to close the transactions contemplated by the securities purchase agreement is not subject to a financing condition.

Student Housing Transaction

Following the sale of the military housing division, the Company will be acquired by ACC pursuant to the merger agreement.  Under the terms of the merger agreement, each common share of the Company and each unit of the Company Operating Partnership will be entitled to receive at the closing of the Merger (i) 0.07642 of an ACC share of common stock and (ii) $3.36 in cash, or approximately $5.53 in value based on the closing price of ACC’s shares of common stock on February 11, 2008 (the “Merger Consideration”).  In connection with the Merger, the Company anticipates selling its home office (the “Home Office”) immediately prior to the closing of the Merger, and will also have the right, but not the obligation, to sell ten additional student housing assets (collectively with the Home Office, the “Disposition Assets”).  A percentage of the amount received, if any, in connection with the sale of the Disposition Assets will be payable to the

Company’s common shareholders and unitholders on the day preceding the closing of the Merger (the “Special Distribution”) and will be in addition to the Merger Consideration.  No assurance can be given that the Company will be successful in disposing of any of the Disposition Assets.

Completion of the Merger is subject to the sale of the military housing division and certain other customary closing conditions, including approval of the Merger by the Company’s shareholders.  The closing of the Merger and the transactions contemplated by the merger agreement is not subject to a financing condition.  The Merger is currently expected to close during the second quarter of 2008.  The Merger has been unanimously approved by the Company’s Board of Trustees, which also has recommended that the Company’s common shareholders approve the Merger.

“We look forward to welcoming the GCT investors who will be taking a position in ACC along with the company’s regional and field staff who will be joining the ACC family,” said Bill Bayless, American Campus CEO. “Their continued hard work coupled with our premiere operating platform should provide an opportunity for significant value creation.”

Gary M. Holloway Sr., Company Chairman, CEO and President stated “ACC and GMH are the established leaders in the student housing industry.  This combination represents a tremendous outcome for both companies’ residents, employees and investors.  As major shareholders in the combined enterprise, we have the utmost confidence in ACC’s ability to grow our combined platforms in this dynamic industry.”

Wachovia Capital Markets, LLC served as financial advisor to the Company, while Goodwin Procter LLP and Reed Smith LLP served as legal counsel in connection with the sale of the Company.

About GMH Communities Trust

GMH Communities Trust (www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust, or REIT.  It is a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States.  GMH Communities also provides property management services to third-party owners of student housing properties, including colleges, universities, and other private owners.  GMH Communities, based in Newtown Square, PA, employs more than 2,200 people throughout the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement.  Such risks, uncertainties, and other factors include, but are not limited to, (i) the occurrence of any effect, event, development or change that could give rise to the termination of the securities purchase agreement and/or the merger agreement, (ii) the inability to complete the proposed transactions, including in the case of the Merger, due to the failure of the Company’s shareholders to approve the Merger, (iii) the failure of any party to satisfy the conditions to the closing of the transactions, (iv) the failure of ACC to obtain the necessary financing arrangements set forth in a commitment letter received in connection with the proposed Merger, (v) risks related to the timing and amount of the Military Special Distribution, (vi) risks that the Company will not successfully sell any of the Disposition Assets in an amount sufficient to pay a Special Distribution, (vii) risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention, and (vii) risks relating to the Company’s business presented in its filings with the SEC.  Forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This press release does not constitute an offer of any securities for sale.  In connection with the merger, ACC intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH Communities and ACC and other relevant materials in connection with the proposed transactions.  Investors and security holders of GMH Communities are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about GMH Communities, ACC and the proposed transactions.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by GMH Communities or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH Communities by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations.  Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger.  Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007.  Information about the executive officers and trustees of GMH and their ownership of GMH common shares is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007.  Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the Merger by reading the proxy statement and prospectus regarding the Merger when they become available.

For more information contact:

Financial Relations Board

Joe Calabrese

212.827.3772